Exhibit 10.63

Execution Version

WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT

THIS WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this “Agreement”) is made as of August 4, 2008 and entered into by and among SALIX PHARMACEUTICALS, LTD. (the “Borrower”), BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), and the lenders party hereto (collectively, the “Lenders”).

RECITALS

A. The Borrower, the Lenders and the Administrative Agent have entered into that certain Credit Agreement dated as of February 22, 2007 (as amended hereby and as further amended, restated, supplemented or otherwise modified, the “Credit Agreement”), pursuant to which the Lenders have agreed to make the Loans (such term, together with each other capitalized term used in this Agreement but not defined in this Agreement, shall be defined in accordance with the Credit Agreement) and other extensions of credit, all upon the terms and conditions set forth in the Credit Agreement.

B. The Borrower has requested that the Administrative Agent and the Lenders agree to a waiver and certain amendments to the Credit Agreement.

C. Subject to the terms and conditions hereof, the Lenders are willing to grant the Borrower’s requests.

D. In consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Waiver. Subject to the terms and conditions hereof, including, without limitation, the conditions to effectiveness set forth in Section 3, the Administrative Agent and the Lenders hereby waive any Event of Default that may have arisen under Section 8.01(d) and/or Section 8.01(n) solely as a result of the approval by Office of Generic Drugs on December 28, 2007 of three generic balsalazide capsule products, as disclosed in the “Notes to Condensed Consolidated Financial Statements” in the Form 10-Q filed by the Borrower with the United States Securities and Exchange Commission on May 7, 2008 (the pertinent portion of which is set forth on Exhibit A hereto).

2. Amendments to the Credit Agreement. The Administrative Agent, the Lenders and the Borrower agree to amend, effective in accordance with Section 3 below, the Credit Agreement as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by amending and restating or adding (as applicable) the following definitions in their entirety:

“‘Applicable Rate’ means, from the effective date of the Waiver and First Amendment, for so long as all Outstanding Amounts are fully cash collateralized in accordance with Section 2.14, and provided that no Default or Event of Default has occurred and is continuing, the following percentages per annum set forth for Level I. Otherwise, ‘Applicable

Rate’ means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Level	Consolidated Leverage Ratio	Commitment Fee (bps)	Applicable Rate for Eurodollar Rate Loans (bps)	Letter of Credit Fee (bps)	Applicable Rate for Base Rate Loans (bps)
I	Less than 1.00 to 1.00	25.0	100.0	100.0	0.0

II	Greater than or equal to 1.00 to 1.00 but less than 1.50 to 1.00	30.0	125.0	125.0	25.0

III	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	35.0	150.0	150.0	50.0

IV	Greater than or equal to 2.00 to 1.00	50.0	175.0	175.0	75.0

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level IV shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered. The Applicable Rate in effect from the Closing Date until receipt by the Administrative Agent of the Borrower’s Compliance Certificate for the fiscal quarter ended June 30, 2007 shall be determined based upon Pricing Level I.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).”

“‘Waiver and First Amendment’ means that certain Waiver and First Amendment to Credit Agreement dated as of August 4, 2008 by and among the Borrower, the Administrative Agent and the lenders party thereto.”

(b) Article II is hereby amended by adding the following Section 2.14:

“2.14 Collateralization. Notwithstanding anything contained herein, or in any other Loan Document, to the contrary, the Borrower shall pledge and deposit with the Administrative Agent, for the benefit of the Secured Parties, an amount in cash equal to 100% of all Outstanding Amounts as cash collateral for the Obligations and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (which documents are hereby consented to by the Lenders). Such cash collateral shall be maintained in a blocked deposit account or certificate of deposit at Bank of America and shall be subject to the dominion and control of the Administrative Agent. The Borrower hereby reaffirms the security interests granted under the Collateral Agreement, which such grants include a security interest in all cash, deposit accounts, certificates of deposit and all balances therein and all proceeds of the foregoing, including, without limitation, the cash collateral and related account contemplated hereby, all in favor of the Administrative Agent and for the benefit of the Secured Parties. In addition to the other conditions and requirements for Credit Extensions set forth herein, no further Credit Extension shall be permitted unless and until each such requested Credit Extension is fully cash collateralized in accordance herewith.”

(c) Section 4.02 of the Credit Agreement is hereby amended by adding the following item (d):

“(d) The Administrative Agent shall have received cash collateral in an amount equal to 100% of each such Credit Extension in accordance with Section 2.14.”

(d) Section 6.02(a) of the Credit Agreement is hereby amended and restated as follows:

“(a) subject to the limitation set forth in Section 7.12(d), concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower;”

(e) Section 7.12 is hereby amended and restated in its entirety to read as follows:

“7.12 Financial Covenants.

(a) Consolidated Leverage Ratio. Except as provided in subsection (d) below, permit the Consolidated Leverage Ratio at any time during any period of four fiscal quarters of the Borrower to be greater than 2.75 to 1.00;

(b) Consolidated Fixed Charge Coverage Ratio. Except as provided in subsection (d) below, permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 1.25 to 1.00;

(c) Minimum Cash Balance. At all times maintain a cash balance on the balance sheet of the Borrower of not less than $23,000,000.

(d) From the effective date of the Waiver and First Amendment, so long as all Outstanding Amounts are fully cash collateralized in accordance with Section 2.14, and provided that no Default or Event of Default has occurred and is continuing, compliance by the Borrower and its Subsidiaries with the financial covenants set forth in subsection (a) and subsection (b) above shall be suspended. In furtherance thereof, during such period neither the Borrower nor any of its Subsidiaries shall be required to complete a Compliance Certificate pursuant to Section 6.02(a) with respect to Sections 7.12(a) and 7.12(b); provided that nothing in this subsection (d) shall be deemed to limit or otherwise restrict the scope or type of information that the Administrative Agent and Lenders may request from the Borrower and its Subsidiaries under this Agreement, including, without limitation, Compliance Certificates showing financial covenant calculations.”

(f) Schedule 2.01 of the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Schedule 2.01 hereto.

(g) Exhibit D of the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit D hereto.

(h) All references to “RBC Centura Bank” in the Credit Agreement and all other applicable Loan Documents are hereby amended to read “RBC Bank (USA) (formerly known as RBC Centura Bank).”

3. Effectiveness; Conditions Precedent. This Agreement shall be effective when all of the conditions set forth in this Section 3 shall have been satisfied in form and substance satisfactory to the Administrative Agent:

(a) The Administrative Agent shall have received duly executed counterparts of this Agreement from each of the Borrower, its Subsidiaries, the Administrative Agent and each Lender consenting to the terms hereof (each such Lender, a “Consenting Lender”) and acknowledged by each Lender not consenting to this Agreement and exiting the credit facility concurrently with the effectiveness hereof (each such Lender, an “Exiting Lender”).

(b) The Borrower shall have paid all reasonable professional fees and expenses of the Administrative Agent in connection with this Agreement, the Loan Documents and the transactions contemplated hereby (including all reasonable fees and expenses of Winston & Strawn LLP in its capacity as counsel to the Administrative Agent) pursuant to wire transfer instructions to be provided by the Administrative Agent.

(c) In addition to any amounts previously paid or owing to the Administrative Agent or Lenders, the Borrower shall have paid to the Administrative Agent for the benefit of each Consenting Lender a consent fee in an amount equal to 25 basis points times the sum of each Consenting Lender’s Commitment (after giving effect to the Commitment Reduction set forth in Section 2(f) above).

(d) The Administrative Agent shall have received a favorable opinion of counsel to the Borrower, addressed to the Administrative Agent and each Lender, in form and substance satisfactory to the Administrative Agent.

(e) The deposit account (the “Cash Collateral Account”) referenced in Section 2(b) hereof shall have been established and cash collateral in an amount equal to 100% of all Outstanding Amounts shall have been deposited therein.

(f) The Cash Collateral Account shall be subject to a deposit account control agreement perfecting the Administrative Agent’s security interest (for the benefit of the Secured Parties).

(g) The Administrative Agent shall have received such other instruments, documents and certificates as the Administrative Agent shall reasonably request in connection with the execution of this Agreement.

4. Lender Consent. By their execution hereof, each Consenting Lender and each Exiting Lender consents to the non pro-rata repayment in full and exit of each Exiting Lender, notwithstanding any provision of the Credit Agreement (including without limitation, Section 2.13) or any other Loan Document.

5. Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that (a) each Loan Party has the legal power and authority to execute and deliver this Agreement; (b) the officers of each Loan Party executing this Agreement have been duly authorized to execute and deliver the same and bind each Loan Party with respect to the provisions hereof; (c) the execution and delivery hereof by each Loan Party and the performance and observance by each Loan Party of the provisions hereof do not violate or conflict with any organizational document of any Loan Party or any law applicable to any Loan Party or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against any Loan Party; (d) (after giving effect to the waiver set forth in Section 1) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Agreement or by the performance or observance of any provision hereof; (e) no Loan Party is aware of any claim or offset against, or defense or counterclaim to, any Loan Party’s obligations or liabilities under the Credit Agreement or any other Loan Document; (f) this Agreement and each document executed by each Loan Party in connection herewith constitute valid and binding obligations of the applicable Loan Party in every respect, enforceable in accordance with their terms; (g) no Loan Party has received a notice of default of any kind from any material account debtor or any counterparty to a Material Contract and no material account debtor or counterparty to a Material Contract has asserted any right of set-off, deduction or counterclaim with respect to any account or such Material Contract, respectively and (h) (after giving effect to the waiver set forth in Section 1) all representations and warranties made by the Borrower and contained in this Agreement, the Credit Agreement or any other Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Agreement to the same extent as though made on and as of such date, except to the extent that any thereof expressly relate to an earlier date.

6. Release. Each Loan Party hereby waives and releases the Administrative Agent, each Lender and their respective directors, officers, employees, agents, attorneys, affiliates and subsidiaries (each a “Releasee”) from any and all claims, offsets, defenses and counterclaims, known and unknown, that any Loan Party may have as of the date of this Agreement based upon, relating to, or arising out of the Obligations and related transactions in any way.

Notwithstanding the foregoing, this Section 6 shall not constitute a release of the obligations of the Administrative Agent or any Lender under the Loan Documents, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

7. Covenant Not to Sue. Each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any claim released, remised and discharged by such Loan Party pursuant to Section 6 above. If any Loan Party or any of its successors, assigns or other legal representations violates the foregoing covenant, such Loan Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

8. Loan Documents Unaffected. Except as otherwise specifically amended hereby, all provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and be unaffected hereby. The parties hereto acknowledge and agree that this Agreement constitutes a “Loan Document” under the terms of the Credit Agreement.

9. Subsidiary Guarantor Acknowledgement. Each Subsidiary Guarantor, by signing this Agreement:

(a) Consents and agrees to and acknowledges the terms of this Agreement, including, without limitation, the waiver and amendments to the Credit Agreement set forth herein.

(b) Acknowledges and agrees that all of the Loan Documents to which such Subsidiary Guarantor is a party or otherwise bound shall continue in full force and effect and that all of such Subsidiary Guarantor’s obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement.

(c) Represents and warrants to the Administrative Agent and the Lenders that all representations and warranties made by such Subsidiary Guarantor and contained in this Agreement or any other Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Agreement to the same extent as though made on and as of such date, except to the extent that any thereof expressly relate to an earlier date.

(d) Acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Agreement, such Subsidiary Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to which such Subsidiary Guarantor is a party to consent to the terms of this Agreement and (ii) nothing in the Credit Agreement, this Agreement or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future waivers or amendments or modifications to the Credit Agreement.

10. No Other Promises or Inducements. There are no promises or inducements that have been made to any party hereto to cause such party to enter into this Agreement other than those that are set forth in this Agreement. This Agreement has been entered into by the Borrower and each Subsidiary Guarantor freely, voluntarily, with full knowledge, and without duress, and, in executing this Agreement, neither the Borrower nor any Subsidiary Guarantor is relying on any other representations, either written or oral, express or implied, made to the Borrower or any Subsidiary Guarantor by the Administrative Agent. The Borrower and each Subsidiary Guarantor agrees that the consideration received by the Borrower under this Agreement has been actual and adequate.

11. No Course of Dealing. Each Loan Party acknowledges and agrees that, (a) this Agreement is not intended to, nor shall it, establish any course of dealing between the Loan Parties, the Administrative Agent and the Lenders that is inconsistent with the express terms of the Credit Agreement or any other Loan Document, (b) notwithstanding any course of dealing between the Loan Parties, the Administrative Agent and the Lenders prior to the date hereof, except as set forth herein, the Lenders shall not be obligated to make any Loan, except in accordance with the terms and conditions of this Agreement and the Credit Agreement (as amended hereby), and (c) neither the Administrative Agent nor any Lender shall be under any obligation to forbear from exercising any of its rights or remedies upon the occurrence of any Default or Event of Default. Nothing herein modifies the agreements among the Administrative Agent and the Lenders with respect to the exercise of their respective rights and remedies under the terms of the Credit Agreement.

12. No Waiver. Each Loan Party acknowledges and agrees that other than as expressly set forth in Section 1 (a) this Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any Loan Document, nor shall it constitute a continuing waiver at any time and (b) nothing herein shall be deemed to constitute a waiver of any Default or Event of Default and, nothing herein shall in any way prejudice the rights and remedies of the Administrative Agent or the Lenders under the Credit Agreement, any Loan Document or applicable law. In addition, the Administrative Agent shall have the right to waive any condition or conditions set forth in this Agreement, the Credit Agreement or any Loan Document, in its sole discretion, and any such waiver shall not prejudice, waive or reduce any other right or remedy that the Administrative Agent may have against any Loan Party.

13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

14. Entire Agreement. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements, and undertakings of every kind and nature among them with respect to the subject matter hereof.

15. Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts and by facsimile signature, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

16. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigned in accordance with Section 10.06 of the Credit Agreement.

17. Severability Of Provisions; Captions; Attachments. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.

18. JURY TRIAL WAIVER. EACH OF THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THEM, OR ANY OF THEM, ARISING OUT OF, IN CONNECTION WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

Borrower

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first above written.

SALIX PHARMACEUTICALS, LTD.

By:	/s/ Adam C. Derbyshire
Name:	Adam C. Derbyshire
Title:	Senior Vice President and Chief Financial Officer

Subsidiary Guarantor Acknowledgement and Consent

IN WITNESS WHEREOF, the undersigned hereby acknowledges and consents to this Agreement as of the date first above written.

SALIX PHARMACEUTICALS, INC.

By:	/s/ Adam C. Derbyshire
Name:	Adam C. Derbyshire
Title:	Senior Vice President and Chief Financial Officer

Subsidiary Guarantor Acknowledgement and Consent

IN WITNESS WHEREOF, the undersigned hereby acknowledges and consents to this Agreement as of the date first above written.

GLYCYX PHARMACEUTICALS, LTD.

By:	/s/ Adam C. Derbyshire
Name:	Adam C. Derbyshire
Title:	Senior Vice President and Chief Financial Officer

Subsidiary Guarantor Acknowledgement and Consent

IN WITNESS WHEREOF, the undersigned hereby acknowledges and consents to this Agreement as of the date first above written.

INKINE PHARMACEUTICAL COMPANY, INC.

By:	/s/ Adam C. Derbyshire
Name:	Adam C. Derbyshire
Title:	Senior Vice President and Chief Financial Officer

Subsidiary Guarantor Acknowledgement and Consent

IN WITNESS WHEREOF, the undersigned hereby acknowledges and consents to this Agreement as of the date first above written.

CORBEC PHARMACEUTICALS, INC.

By:	/s/ Adam C. Derbyshire
Name:	Adam C. Derbyshire
Title:	Senior Vice President and Chief Financial Officer

Subsidiary Guarantor Acknowledgement and Consent

IN WITNESS WHEREOF, the undersigned hereby acknowledges and consents to this Agreement as of the date first above written.

SANGEN PHARMACEUTICAL COMPANY

By:	/s/ Adam C. Derbyshire
Name:	Adam C. Derbyshire
Title:	Senior Vice President and Chief Financial Officer

Administrative Agent

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first above written.

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Anne Zesche
Name:	Anne Zesche
Title:	Vice President

Consenting Lender

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first above written.

BANK OF AMERICA, N.A.

By:	/s/ Lynette Songy
Name:	Lynette M. Songy
Title:	Senior Vice President

Consenting Lender

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first above written.

WACHOVIA BANK, N.A.

By:	/s/ C. Douglass Riddle
Name:	C. Douglass Riddle
Title:	Senior Vice President

Consenting Lender

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first above written.

RBC BANK (USA) (formerly known as RBC Centura Bank)

By:	/s/ Richard Brown
Name:	Richard Brown
Title:	Senior Vice President

Consenting Lender

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first above written.

Branch Banking and Trust Company

By:	/s/ Jack M. Frost
Name:	Jack M. Frost
Title:	Senior Vice President

Consenting Lender

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first above written.

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Lynette Songy
Name:	Lynette M. Songy
Title:	Senior Vice President

Exiting Lender

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first above written.

FIRST HORIZON BANK

By:	/s/ Andy Cook
Name:	Andy Cook
Title:	Senior Vice President